Exhibit 3.16

BY-LAWS

OF

CERIDIAN RETIREMENT PLAN SERVICES

(FORMERLY WESTERN PENSION SERVICE CORPORATION)

A CALIFORNIA CORPORATION

ARTICLE I

SHAREHOLDERS’ MEETING

Section 1. Place of Meetings.

All meetings of the shareholders shall be held at the office of the corporation, in the state of California, or at some other appropriate and convenient location as may be designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings.

The annual meeting of the shareholders shall be held, each year, at the time and on the day following:

Time of Meeting: 1:00 P.M.

Date of Meeting: February 13, 1975

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.

Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, a vice-president, the secretary, an assistant secretary, or by the Board of Directors, or by one or more shareholders holding not less than one-fifth ( 1/5) of the voting power of the corporation. Upon request in writing by registered mail to the president, a vice-president, the secretary or an assistant secretary, directed to such officers at the principal office of the corporation, in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix not less than ten nor more than sixty days after the receipt of such request. If such notice shall not be given within seven days after the date of mailing or date of delivery of such request, the person or persons calling the meeting may fix the time of meeting and give notice thereof in the manner provided by those By-laws.

Section 4. Notice of Meetings.

Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the secretary or the assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder.

Such notices shall be sent to the shareholder’s address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, but not less than seven days before such meeting.

Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.

If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. Consent to Shareholders’ Meetings.

The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6. Shareholders Acting Without A Meeting.

Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

Section 7. Quorum.

The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Every shareholder entitled to vote at any election for directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding thirty days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 9. Proxies.

Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Section 2225 of the Corporations Code of California and filed with the secretary of the corporation.

Section 10. Organization.

The president, or in the absence of the president, any vice-president, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the president and all of the vice-presidents, shareholders shall appoint a chairman for such meeting. The secretary of the company shall act as secretary of all meetings of the shareholders, but in the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 11. Inspectors of Election.

In advance of any meeting of shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three.

ARTICLE II

DIRECTORS; MANAGEMENT

Section 1. Powers.

Subject to the limitation of the Articles of Incorporation, of the By-laws, and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2. Number and Qualification.

The authorized number of directors of the corporation shall be as follows:

This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2., ARTICLE II, of these By-laws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power.

Section 3. Election and Tenure of Office.

The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. Vacancies.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though loss than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-laws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. Removal of Directors.

The entire Board of Directors or any individual director may be removed from office as provided by Section 810 of the Corporations Code of the State of California.

Section 6. Place of Meetings.

Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7. Organization Meetings.

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 8. Other Regular Meetings.

Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

Time of Regular Meeting:

Date of Regular Meeting

If said day shall fall upon a holiday, such meetings shall be held en the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 14. Compensation of Directors.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

Section 15. Executive Committee.

An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Officers.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.

Section 2. Election.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, Etc.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 6. Chairman of the Board.

The Chairman of the Board, if there shall be such an office shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

Section 7. President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 8. Vice-President.

In the absence or disability of the president, the vice-presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

Section 9. Secretary.

The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors, meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

inspection by the shareholders of the company, as provided in Section 502 of the Corporations Code of California.

Section 4. Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts, Etc. — How Executed.

The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. Annual Report.

The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this corporation not later than 120 days after the close of the fiscal or calendar year in accordance with the provisions of Sections 3006—3010 of the Corporations Code of the State of California.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company — either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designa

Section 5. Closing Stock Transfer Books.

The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 6. Legend Condition.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.

ARTICLE VII

AMENDMENTS TO BY-LAWS

Section 1. By Shareholders.

New By-laws may be adopted or these By-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of share holders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2. Powers of Directors.

Subject to the right of the shareholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article VII, the Board of Directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

Section 3. Record of Amendments.

Whenever an amendment or new By-law is adopted, it shall be copied in the book of By-laws with the original By-laws, in the appropriate place. If any By-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

CERTIFICATE OF ADOPTION OF BY-LAWS OF

a California corporation.

Adoption by Board of Directors.

The undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of the above named corporation (or being their duly appointed successors) hereby assent to the foregoing By-laws, and adopt the same as the By-laws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 9th day of December, 1974.

(Directors’ Signatures)
)
	/s/ DONALD G. BURDICK	)
Name	DONALD G. BURDICK	)
)
	/s/ WILLIAM WASSERMAN	)
Name	WILLIAM WASSERMAN	)
		)	Directors.
	/s/ T. JACK ANTTONEN	)
Name	T. JACK ANTTONEN	)
)
	/s/ DEXTER T. GUIO	)
Name	DEXTER T. GUIO	)
)
)
Name		)
)

Certificate by Secretary of Adoption by Directors.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting secretary of the above named corporation and that the above and foregoing By-laws were adopted as the By-laws of said corporation on the date set forth above by the persons appointed in the Articles of Incorporation to act as the first directors of said corporation, or their duly appointed successors.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of December, 1974.

/s/ T. JACK ANTTONEN
Secretary	T. JACK ANTTONEN

Certificate by Secretary of Adoption by Shareholders’ Vote.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing Code of By-laws was submitted to the shareholders at their first meeting held on the date set forth in the By-laws and recorded in the minutes thereof was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of December, 1974.

/s/ T. JACK ANTTONEN
Secretary	T. JACK ANTTONEN

WRITTEN CONSENT ACTION OF THE

SOLE SHAREHOLDER OF

WESTERN PENSION SERVICE CORPORATION

The undersigned, being the sole shareholder of Western Pension Service Corporation, a California corporation (the “Company”), in accordance with and pursuant to the California General Corporation Law and the Company’s By-laws, hereby consents to, adopts and approves the following resolutions:

WHEREAS, the undersigned Shareholder has acquired all the issued and outstanding capital stock of the Company pursuant to the Stock Purchase Agreement, dated October 30, 1998, and effective as of October 1, 1998, by and among ABR Information Services, Inc., the Company and Robert A. Jocelyn as sole shareholder of the Company (the “Shareholder”).

NOW THEREFORE, BE IT RESOLVED that Article II, Section 2 of the Bylaws of the Company be and hereby is amended by changing the number of the directors of the Company from two (2) to three (3); and

FURTHER RESOLVED that the Board of Directors of the Company shall consist of three (3) members, and that the following persons are hereby elected as directors of the Company, to serve as directors of the Company until their respective successors are duly elected and qualified;

James E. MacDougald James P. O’Drobinak Robert A. Jocelyn

IN WITNESS WHEREOF, the undersigned sole shareholder of the Company has adopted these resolutions by written consent as of October 30, 1998.

ABR INFORMATION SERVICES, INC.

By:	/s/ James E. MacDougald
James E. MacDougald
Chairman of the Board,
President and Chief Executive Officer

WRITTEN CONSENT ACTION

IN LIEU OF A SPECIAL MEETING

OF THE SOLE SHAREHOLDER

OF

WESTERN PENSION SERVICE CORPORATION

The undersigned, being the sole shareholder of Western Pension Service Corporation, a California corporation (the “Corporation”), in accordance with and pursuant to Section 603 of the California General Corporation Law and the Corporation’s Bylaws, hereby consents to, adopts and approves the following resolutions:

ITEM I

RESOLVED, that Article II, Section 2 of the Bylaws of the Corporation is hereby amended to set the number of directors of the Board of Directors from three (3) to one (1).

ITEM II

RESOLVED, that the following named individuals be and hereby are removed as Directors of the Board of Directors of the Corporation:

Ronald L. Turner Gary M. Nelson

FURTHER RESOLVED, that James Jarvis be and hereby is elected to serve as the sole member of the Board of Directors of the Corporation, and shall continue to serve as such, until his resignation or removal or until his respective successor is duly elected and qualified.

ITEM III

WHEREAS, management of the Corporation believes that it is in the best interest of the Corporation and its sole shareholder for it to be registered with the Securities and Exchange Commission (the “Commission”) as a Transfer Agent.

NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Corporation are, and each of them is, hereby authorized, for and on behalf of the Corporation, to prepare, execute and file with the Commission a uniform form for registration as a transfer agent on Form TA-1 under the Securities Act of 1934, as amended (the “Exchange Act”), and supplements and amendments thereto, including exhibits and other supporting documents, and to execute all such other and further instruments and to take such other further action as such officers, or any of them, may deem necessary or advisable, in order that such registration shall become and remain effective under the Exchange Act and the rules and regulations of the Commission thereunder, and the execution by such officers, or any of them, of any such paper or document or the doing by one or more of them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

FURTHER RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and directed to execute and deliver such instruments and to take such actions as they, or any of them, consider necessary or appropriate in order to accomplish the intent and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned, constituting the sole shareholder of the Corporation, has adopted these resolutions by written consent to be effective as of the 2nd day of July 2001.

ABR INFORMATION SERVICES, INC.

By:	/s/ William E. McDonald
William E. McDonald
Vice President & Assistant Secretary